Oppenheimer Capital Appreciation Fund
                            Exhibit 24(b)(16) to Form N-1A
                        Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  12/23/87               0.1900000         4.1000000             12.640
  06/23/88               0.0000000         0.0900000             15.780
  12/22/88               0.2550000         0.0000000             15.940
  06/22/89               0.0500000         0.0000000             18.350
  12/21/89               0.5700000         0.0850000             17.990
  06/21/90               0.0150000         0.0000000             19.300
  12/20/90               0.3850000         0.0000000             17.400
  12/19/91               0.1780000         0.6720000             21.690
  12/18/92               0.1680000         0.7820000             25.270
  12/27/93               0.1200000         0.3980000             25.560
  12/16/94               0.2010000         2.9820000             22.460
  12/21/95               0.2383000         2.8027000             27.120
  12/13/96               0.1741700         3.5487600             30.830


Class B Shares
  12/21/95               0.2412000         2.8027000             27.050
  12/31/96               0.0639300         3.5487600             30.570


Class C Shares
  12/27/93               0.1010000         0.3980000             25.560
  12/16/94               0.0850000         2.9820000             22.330
  12/21/95               0.1049000         2.8027000             26.800
  12/13/96               0.0000000         3.5487600             30.310

Oppenheimer Capital Appreciation Fund
Page 2


1. AVERAGE TOTAL RETURN FOR THE PERIODS ENDED 08/31/97:

   The formula for calculating average annual total return is as follows:

          1                       ERV n
   --------------- = n            (---) - 1 = average annual total return
   number of years                 P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  {($1,324.43/$1,000) ^ 1} - 1 = 32.44%    {($1,405.24/$1,000) ^ 1} - 1 = 40.52%

  Five Year                                Five Year

  {($2,409.82/$1,000) ^.2} - 1 = 19.23%    {($2,557.00/$1,000) ^.2} - 1 = 20.66%

  Ten Year                                 Ten Year

  {($3,404.19/$1,000) ^.1} - 1 = 13.03%    {($3,611.91/$1,000) ^.1} - 1 = 13.70%


Class B Shares

Examples, assuming a maximum               Examples at NAV:
  Contingent Deferred sales charge
  of 5.00% for the first year, and
  4.00% for the inception year:

  One Year                                 One Year

  {($1,343.00/$1,000) ^ 1} - 1  = 34.30%  {($1,392.98/$1,000) ^ 1} - 1  = 39.30%

  Inception                                Inception

  {($1,541.26/$1,000) ^.5455}-1 = 26.61%  {($1,581.28/$1,000) ^.5455}-1 = 28.40%


Class C Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                 One Year

  {($1,383.49/$1,000) ^ 1} - 1  = 38.35%  {($1,393.50/$1,000) ^ 1} - 1  = 39.35%

  Inception Year                           Inception Year

  {($2,091.72/$1,000) ^.2667}-1 = 21.75%  {($2,091.72/$1,000) ^.2667}-1 = 21.75%

Oppenheimer Capital Appreciation Fund
Page 3


2. CUMULATIVE TOTAL RETURNS FOR THE PERIODS ENDED 08/31/97:

    The formula for calculating cumulative total return is as follows:

                          ERV - P
                          ------- = Cumulative Total Return
                             P

Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  $1,324.43 - $1,000 / $1,000 =  32.44%    $1,405.24 - $1,000 / $1,000 =  40.52%

  Five Year                                Five Year

  $2,409.82 - $1,000 / $1,000 = 140.98%    $2,557.00 - $1,000 / $1,000 = 155.70%

  Ten Year                                 Ten Year

  $3,404.19 - $1,000 / $1,000 = 240.42%    $3,611.91 - $1,000 / $1,000 = 261.19%



Class B Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  4.00% for the inception year:

  One Year                                 One Year

  $1,343.00 - $1,000 / $1,000 = 34.30%     $1,392.98 - $1,000 / $1,000 = 39.30%

  Inception                                Inception

  $1,541.26 - $1,000 / $1,000 = 54.13%     $1,581.28 - $1,000 / $1,000 = 58.13%



Class C Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00 for the inception year:

  One Year                                 One Year

  $1,383.49 - $1,000 / $1,000 =  38.35%    $1,393.50 - $1,000 / $1,000 =  39.35%

  Inception                                Inception

  $2,091.72 - $1,000 / $1,000 = 109.17%    $2,091.72 - $1,000 / $1,000 = 109.17%